MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



June 24, 2003

Eureka Financial Corp.
3455 Forbes Avenue at McKee Place
Pittsburgh, Pennsylvania  15213


                  RE:     Registration Statement on Form S-8:
                          -----------------------------------
                          Eureka Financial Corp. 1999 Stock Option Plan Eureka Bank 1999 Restricted Stock Plan

Gentlemen:

         We have acted as special counsel to Eureka Financial Corp., a federal corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 77,709 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 64,757 shares of Common Stock granted under the Eureka Financial Corp. 1999 Stock Option Plan, and (ii) upon the award of 12,952 shares of Common Stock under the Eureka Bank 1999 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                           Sincerely,

                                           /s/Malizia Spidi & Fisch, PC